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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 1996

                                  CENSTOR CORP.
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                   000-25012                    94-2775712
          (Commission File Number)    (IRS Employer Identification No.)

                2105 Hamilton Ave., Suite 270, San Jose, CA 95125
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 298-8400

                       530 Race Street, San Jose, CA 95126
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets

         On July 18, 1996, Censtor Corp., a California corporation (the "Registrant"), sold to Read-Rite Corporation, a Delaware corporation ("Read-Rite"), for $9,025,000 in cash (of which $2,500,000 will be paid between November 15, 1996 and April 18, 1997) all of the Company's research and development operations, including most of the assets and contracts related thereto, and granted to Read-Rite a non-exclusive license to the Company's intellectual property including the Company's rights in patents, technology and software.

         To determine the consideration paid to the Registrant, the Registrant considered such factors as cash and non-cash consideration offered by Read-Rite, financial condition and results of operations of the Registrant, future prospects of the Registrant's business and technology, the opinion of a financial advisor, likelihood of consummation, compatibility of assets and license being transferred and the effect on employees and customers.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b) Pro Forma Financial Information is incorporated by reference to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 1, 1996.

         (c) Exhibits

         2.1 Agreement for Purchase and Sale of Assets, dated March 29, 1996, by and between Read-Rite Corporation, a Delaware corporation, and Censtor Corp., a California corporation is incorporated by reference to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 1, 1996.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

                                         Censtor Corp.

Date:  August 1, 1996                    By:  \s\  Sabine Austin
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                                              Sabine Austin
                                              Finance Director and Secretary